UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2019, S&W Seed Company (the "Company") entered into a new employment agreement with Matthew K. Szot, the Company's Executive Vice President of Finance and Administration and Chief Financial Officer, to memorialize the terms of Mr. Szot's employment arrangement with the Company (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Szot is entitled to receive the following compensation: (i) annual base salary of $310,000, effective retroactively to October 25, 2018 (the "Base Salary"); and (ii) eligibility to receive an annual performance bonus with an initial target amount equal to 110% of the Base Salary (the "Target Bonus Amount"), with a maximum potential bonus of up to 135% of the Base Salary, payable 50% in equity awards and 50% in cash. Mr. Szot is also entitled to reimbursement of certain business and travel expenses, and is eligible to participate in all Company employee benefit plans, policies and arrangements that are applicable to other executive officers of the Company. In addition, the Company is obligated to maintain a term life insurance policy for the benefit of Mr. Szot's beneficiaries.

The Employment Agreement also provides for certain severance benefits, each subject to a requirement that Mr. Szot provide the Company with a general release of claims in a termination agreement acceptable to the Company. Subject to certain exceptions, the severance benefits generally include the acceleration of vesting of all of Mr. Szot's outstanding equity awards. The severance benefits also generally provide for the payment of cash severance ranging in amounts from six months' worth of Base Salary (in the event of non-renewal of the Employment Agreement) to twelve months' worth of Base Salary and 100% of the Target Bonus Amount (if Mr. Szot's employment is terminated without Cause or he resigns for Good Reason (each as defined in the Employment Agreement)). In addition, if at any time during the three months before or 12 months after the effective date of a Change of Control (as defined in the Employment Agreement), Mr. Szot's employment is terminated without Cause or he resigns for Good Reason, he will be eligible to receive: (i) cash severance equal to (a) 18 months' of the Base Salary, provided that such amount shall be increased to 24 months' of the Base Salary if the per share consideration payable in connection with the Change of Control (the "Transaction Price") is at least $10.00, and (b) 150% of the Target Bonus Amount, provided that such amount shall be increased to 200% of the Target Bonus Amount if the Transaction Price is at least $10.00; and (ii) payment of Mr. Szot's COBRA premiums (including coverage for Mr. Szot's eligible dependents) for 18 months, which period shall be extended to 24 months if the Transaction Price is at least $10.00.

Mr. Szot's employment remains at will. Unless terminated earlier pursuant to its terms, the Employment Agreement will expire on December 31, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: April 26, 2019

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